UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2008

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 4, 2008, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the third quarter ended September 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated November 4, 2008

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  November 5, 2008

By:      /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated November 4, 2008

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

Kenneth Cole Productions Achieves 3rd Qtr Operating Guidance

-- Revenues Increase to $132 million with Positive Comp Store Sales of 2.1% --

--Board Approves Quarterly Dividend of $0.09 per Share--

-- Company Unveils Long-Term Strategic Plan --

New York, New York, November 4, 2008 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the third quarter ended September 30, 2008.  The Company reported third quarter net revenues rose 1.4% to $132.1 million versus the year-ago level.  While the Company reported a loss of ($0.09) per share on a GAAP basis due to a non-operating impairment charge, excluding this charge earnings were $0.09 per share, the high end of the Company’s prior guidance.  The charge of ($3.2) million, or ($0.18) per share, reflected an other than temporary decline in an investment in common stock held by the Company.

Chairman and Chief Creative Officer Kenneth Cole said, "We are pleased that we achieved our targets for sales and operating profitability for the quarter, despite current economic conditions.  We will proceed cautiously for the time being, but continue to believe that this is a time of great opportunity for our business.”

Jill Granoff, Chief Executive Officer, added, “Our strong brands and balance sheet provide meaningful competitive advantages.  We have recently completed our long-term strategic plan to accelerate growth and improve profitability.  We are determined to drive tremendous value to consumers, customers, partners, and our shareholders.”

The Company has set a goal to double its revenues and profitability and generate at least $1 billion in reported revenues with double digit operating margins.  Its long-term strategic plan calls for the implementation of six core initiatives.  These are: to energize the brand, create compelling product, accelerate retail growth, revitalize its wholesale business, prepare for global expansion and to build upon its strong corporate culture.

Third Quarter Detail

Consumer direct sales for the third quarter increased by 6.9% to $42.6 million from the year-ago quarter.  The increase was driven by a comparable store sales gain of 2.1% and by revenues associated with new stores.  Wholesale sales during the third quarter were $77.6 million, a 1.6% decrease versus the year-ago level.  Licensing revenues were up 2.4% to $11.9 million versus the prior year’s level.

The Company’s third quarter gross margin was 41.1% versus 44.4% in the prior year’s quarter, largely attributable to increased markdowns and lower initial gross margins in the wholesale business.  SG&A expenses during the quarter were $51.9 million versus $53.8 million in the year-ago quarter.  As a percentage of revenues, SG&A improved to 39.3% from 41.3% in the third quarter of 2007 due primarily to cost control as well as lower levels of non-cash expenses associated with compensation, depreciation and amortization.

Interest income during the quarter was $0.4 million versus $1.5 million in the year-ago quarter, driven by lower interest rates and on lower average cash balances due to share repurchase and the acquisition of Le Tigre.

The Company also booked a non-operating impairment charge of ($3.2) million, or ($0.18) per share, as detailed above.  As a result of this charge, the net loss for the quarter under GAAP was ($1.6 million), or ($0.09) per share.  Excluding this charge, the Company noted that earnings per share would have been $0.09, consistent with the high end of its prior guidance.

The Company's consolidated inventories increased slightly to $56.5 million at September 30, 2008 versus the year-ago level of $56.2 million.  Wholesale inventories decreased by 6.8% to $28.1 million, consistent with the business trend.  Consumer Direct inventories increased 8.7% to $28.4 million primarily to support new stores.

The Company’s balance sheet remained strong at September 30, 2008 with cash and cash equivalents of $51.0 million and no long-term debt.  In addition, the Company announced today that its board of directors had approved its quarterly dividend of $0.09 per share.  The dividend is payable on December 11, 2008 to shareholders of record as of November 20, 2008.

Reconciliation

	Quarter Ended 9/30/08	Nine Months Ended 9/30/08
GAAP EPS	($0.09)	($0.15)
Impairment Charge	($0.18)	($0.17)
Non-GAAP EPS*	$0.09	$0.02

* In addition to providing financial results and guidance in accordance with GAAP, the Company has provided non-GAAP adjusted earnings per share information for three and nine months ended September 30, 2008.  This non-GAAP financial information is provided to enhance the user's overall understanding of the Company's current financial performance.  Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding charges that the Company believes are not indicative of the Company's core operating results.  The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.  A reconciliation of this non-GAAP information to the Company's actual and expected results is included in the above table.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, accessories and apparel under the brand names Kenneth Cole New York, Kenneth Cole Reaction, Unlisted, and Tribeca, as well as footwear under the proprietary trademark Gentle Souls and under the licensed trademark Bongo.  The Company recently acquired the Le Tigre trademark and has launched several classifications of the Le Tigre brand at JCPenney stores nationwide.  The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear, and several other accessory categories.  The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website. Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources.  The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.

Unaudited

        Quarter Ended

               Nine Months Ended

(In thousands, except

per share & outstanding share amounts)

	9/30/08	9/30/07	9/30/08	9/30/07

Net sales	$120,161	$118,644	$333,669	$346,849

Licensing and other revenue	11,947	11,669	32,087	31,751

Net revenue	$132,108	$130,313	$365,756	$378,600

Gross profit	54,351	57,851	150,622	163,130

Selling, gen’l & administrative	51,896	53,794	150,113	150,921

Operating (loss) income	2,455	4,057	509	12,209

Interest income	353	1,525	763	4,340
Investment impairment	(3,240)	-	(3,240)	-

(Loss) Income before taxes	(432)	5,582	(1,968)	16,549

Income tax expense	1,122	2,149	831	6,372

Net (loss) income	($1,554)	$3,433	($2,799)	$10,177

Net (loss) income per share: Basic	($0.09)	$0.17	($0.15)	$0.50

Net (loss) income per share: Diluted	($0.09)	$0.17	($0.15)	$0.50

Average shares outstanding: Basic	17,903,000	20,213,000	18,604,000	20,172,000

Average shares outstanding: Diluted	17,903,000	20,431,000	18,604,000	20,464,000

Balance Sheet Data:	9/30/08	9/30/07
Cash & Cash Equivalents	$50,992	$88,074
Due from Factors/Accounts Receivable	55,948	53,635
Inventory	56,462	56,205
Total Assets	331,139	371,468
Working Capital	112,780	159,909
Accounts Payable & Accrued Expenses	44,338	36,656
Long-term Debt	0	0
Total Shareholders’ Equity	213,040	260,122